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                                  EXHIBIT 99.1

                            AGREEMENT OF JOINT FILING


         James Grosfeld and Nancy Grosfeld hereby agree that Amendment No. 1 to
Schedule 13D to which this Agreement is attached as an exhibit may be filed on behalf of each such person.


Dated:  November 29, 2001                            /s/ JAMES GROSFELD
                                                     ---------------------------
                                                     James Grosfeld


Dated:  November 29, 2001                            /s/ NANCY GROSFELD
                                                     ---------------------------
                                                     Nancy Grosfeld